Exhibit 10.2

Execution Version

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT, OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF.

Todos Medical Ltd.

PROMISSORY CONVERTIBLE NOTE

Issuance Date: April 8, 2021	Principal Amount: U.S. $4,285,714.29

FOR VALUE RECEIVED, Todos Medical Ltd., a corporation organized under the laws of Israel (the “Company”), pursuant to this Promissory Convertible Note (the “Note”) hereby promises to pay to ______, its designee or registered assigns (the “Holder”) in cash the principal amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”), after giving effect to a 30% original issue discount) and to pay interest at a rate of four percent (4%) per annum (“Interest”) on any outstanding Principal at the applicable Interest Rate from the date hereof) until the same becomes due and payable, whether upon the Maturity Date which is April 8, 2022, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). Certain capitalized terms used herein are defined in Section 26. This Note is issued pursuant to that certain Securities Purchase Agreement dated April 8, 2021, by and among the Company and the Purchaser (the “Purchase Agreement”), and capitalized terms not defined herein will have the meanings set forth in the Purchase Agreement.

(1) PAYMENTS OF PRINCIPAL; PREPAYMENT. On the Maturity Date, the Company shall pay to the Holder the Principal Amount in cash and accrued and unpaid Interest on the Principal Amount.

(2) INTEREST. Interest under this Note shall commence accruing as of the date hereof at the Interest Rate and shall be computed on the basis of a 360-day year and twelve 30-day months. Interest shall be accrued and be paid upon the Maturity Date or be payable by way of inclusion of the Interest in the Conversion Amount (as defined in Section 3(b)(i)) on each (i) Conversion Date (as defined in Section 3(c)(ii)) in accordance with Section 3(c)(i) and/or (ii) Redemption Date.

(3) CONVERSION OF NOTE. Following the Issuance Date, as set out above, this Note shall be convertible into shares of Common Stock on the terms and conditions set forth in this Section 3.

(a) Optional Conversion Right. Subject to the provisions of Section 3(d)(i) and Section 3(d)(ii), at any time or times on or after the Issuance Date of this Note, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below) (the “Conversion Date”). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount. The Holder shall have the right to deliver an effective conversion notice at any time until 11:59 pm on the chosen date and it shall be immediately effective.

(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i) “Conversion Amount” means the sum of (A) the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made and (B) accrued and unpaid Interest with respect to such Principal.

(ii) “Conversion Price” means $0.0599. Subsequent to the effective date of the registration statement registering for resale the Conversions Shares and the Warrant Shares pursuant to the Purchase Agreement, if the closing sale price of the Common Stock averages less than the then Conversion Price over a period of ten (10) consecutive trading days, the Conversion Price shall reset to such average price. If the 10 day volume weighted average price of the Common Stock continues to be less than the Conversion Price then the Conversion Price should reset to such 10-day average price with a maximum of a 20% discount from the initial Conversion Price.

(c)	Mechanics of Optional Conversion and Adjustment:

(i)	Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the holder of the Note and the Principal amount of the Note (and stated interest thereon) held by the holder (the “Registered Note”). The entries in the Register, made in good faith, shall be conclusive and binding for all purposes absent manifest error. The Company and the holder of the Note shall treat each Person whose name is recorded in the Register as the owner of the Note for all purposes, including, without limitation, the right to receive payments of Principal and Interest, if any, hereunder, notwithstanding notice to the contrary. Upon its receipt of a request to assign or sell all or part of the Registered Note by the Holder, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate Principal amount as the Principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 10. Notwithstanding anything to the contrary in this Section 3(c)(i), the Holder may assign any Note or any portion thereof to an Affiliate of such Holder or a Related Fund of such Holder without delivering a request to assign or sell such Note to the Company and the recordation of such assignment or sale in the Register (a “Related Party Assignment”); provided, that (x) the Company may continue to deal solely with such assigning or selling Holder unless and until such Holder has delivered a request to assign or sell such Note or portion thereof to the Company for recordation in the Register; (y) the failure of such assigning or selling Holder to deliver a request to assign or sell such Note or portion thereof to the Company shall not affect the legality, validity, or binding effect of such assignment or sale and (z) such assigning or selling Holder shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register (the “Related Party Register”) comparable to the Register on behalf of the Company, and any such assignment or sale shall be effective upon recordation of such assignment or sale in the Related Party Register. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal and Interest, converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(ii) Intentionally omitted.

(iii) Optional Repayment. At the Company’s option and upon thirty (30) days’ notice to the Holder, 33% of any amounts due and owing by the Company to Holder, including without limitation the outstanding Principal and accrued and unpaid Interest of the Note and any amounts owed by the Company as liquidated damages (collectively, the “Repayment Amount”) may be redeemed at any time at an amount equal to one hundred and fifteen percent (115%) of the Repayment Amount. The foregoing notwithstanding, Holder may convert any or all of this Note into shares of Common Stock at any time.

(d)	Limitations on Conversions.

(i) Beneficial Ownership. In case that the Holder becomes subject to the filing or reporting obligations under Regulation 13D-G of the Exchange Act due to (i) the conversion of this Note, or any other share issuance hereunder, or (ii) the changes to the beneficial ownership of the Holder (together with the Attribution Parties) in the Company, including but not limited to the changes to such beneficial ownership due to the conversion or share issuance hereunder, the Holder shall timely file such schedules or forms with the United States Securities and Exchange Commission (the “Commission”) as required under Regulation 13D-G of the Exchange Act. For purposes of this paragraph, beneficial ownership and all calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Regulation 13D-G and the rules and regulations promulgated thereunder. The obligations contained in this paragraph shall apply to a successor Holder of this Note. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Note or securities issued pursuant to the Purchase Agreement.

(ii) Principal Market Regulation. Unless permitted by the applicable rules and regulations of the Principal Market, the Company shall not issue any shares of Common Stock upon conversion of this Note if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon exercise or conversion (as the case may be) of the Note without breaching the Company’s obligations under the rules or regulations of the Principal Market (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”). Notwithstanding the foregoing, such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holder. In the event that any Holder shall sell or otherwise transfer any of such Holder’s Note, the Exchange Cap restrictions set forth herein shall continue to apply to the Note and such transferee.

(e) Disputes. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 16.

(f) Automatic Conversion. In the event the Company completes a Fundamental Transaction, or completes a listing of its Common Stock onto a national stock exchange, Holder agrees to convert the OID into Common Stock of the Company at the Conversion Price. The remaining Principal Amount and Interest will remain outstanding, unless the Holder elects to convert such Principal Amount and Interest into Common Stock of the Company

(4) The Company hereby covenants and agrees as follows:

(a)	Sale of Assets. During the thirty (30) days from the date of this Note, with the exception of moving certain of its assets to any of its subsidiaries, the Company shall not sell any material assets.

(b)	Additional Debt. While this Note is outstanding, the Company shall not incur any additional indebtedness for borrowed money, other than any indebtedness that is Permitted Indebtedness.

(5) RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Each of the following events shall constitute an “Event of Default”; provided, however, that, except in the case of the Events of Default listed in Sections 5(a)(i), or 5(a)(ix) below, the Company shall have five (5) business days after notice of default from the Holder to cure such Event of Default unless a lesser number of days is required pursuant to the provisions of this Section 5.

(i) Failure to Pay Principal or Interest. The Company fails to pay the Principal or Interest due at the Maturity Date, liquidated damages and other amounts thereon when due on the Note whether at maturity, upon acceleration or otherwise.

(ii) Conversion and the Shares. The Company (i) fails to issue Conversion Shares to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of the Note, (ii) fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for the Conversion Shares issuable to the Holder upon conversion of or otherwise pursuant to the Note as and when required by the Note, or (iii) the Company directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for the Conversion Shares issuable to the Holder upon conversion of or otherwise pursuant to the Note as and when required by the Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Conversion Shares issued to the Holder upon conversion of or otherwise pursuant to the Note as and when required by the Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for five (5) business days after the Holder shall have delivered a Notice of Conversion. It is an obligation of the Company to remain current in its obligations to its transfer agent. It shall be an Event of Default of the Note, if a conversion of the Note is delayed, hindered or frustrated due to a balance owed by the Company to its transfer agent. If at the option of the Holder, the Holder advances any funds to the Company’s transfer agent in order to process a conversion, such advanced funds shall be paid by the Company to the Holder within forty eight (48) hours of a demand from the Holder. If Borrower is unable to do so, they shall have an opportunity to cure within five (5) business days.

(iii) Breach of Agreements and Covenants. The Company breaches any material agreement, covenant or other material term or condition contained in the Purchase Agreement, the Note or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith, and such breach results in a material adverse effect on the business or assets of the Company.

(iv) Breach of Representations and Warranties. Any representation or warranty of the Company made in the Purchase Agreement or the Note, or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a Material Adverse Effect on the rights of the Holder with respect to the Note or the Purchase Agreement. In the event of such a breach, the Company shall have an opportunity to cure within two (2) business days.

(v) Receiver or Trustee. The Company or any subsidiary of the Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed. Under such circumstances, the Company shall have an opportunity to cure within sixty (60) days.

(vi) Judgments. Any money judgment, writ or similar process shall be entered or filed against the Company or any subsidiary of the Company or any of its property or other assets for more than $100,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld.

(vii) Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any subsidiary of the Company. Under such circumstances, the Company shall have an opportunity to cure within sixty (60) days.

(viii) Delisting or Trading of Common Stock. The Company shall fail to maintain the listing or quotation of its Common Stock minimally on a Trading Market.

(ix) Failure to Comply with the Exchange Act. The Company shall fail to comply with the reporting requirements of the Exchange Act and/or the Company shall cease to be subject to the reporting requirements of the Exchange Act.

(x) Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business or assets.

(xi) Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Company’s ability to continue as a “going concern” shall not be an admission that the Company cannot pay its debts as they become due.

(xii) Intentionally omitted.

(xiii) Intentionally omitted.

(xiv) Other Obligations. The occurrence of any default under any agreement or obligation of the Company that is not cured within ten (10) days that could reasonably be expected to have a Material Adverse Effect.

(xv) Default under Transaction Documents or Other Material Agreement. A default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) this Note, the warrant or the securities purchase agreement or any of the other agreements entered into by the parties related to the purchase of this Note (collectively, the “Transaction Documents”), or (B) any other material agreement, lease, document or instrument to which Company or any Subsidiary is obligated (and not covered by clause (vi) below), which in the case of subsection (B) would reasonably be expected to have a Material Adverse Effect.

(xvi) Default under Mortgage or Other Agreement of Indebtedness. Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $100,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable.

(xvii) Intentionally omitted.

(xviii) Failure to Meet the Requirements under Rule 144. Company does not meet the current public information requirements under Rule 144.

(xix) Failure to Maintain Intellectual Property. The failure by Company or any material Subsidiary to maintain any material intellectual property rights, personal, real property, equipment, leases or other assets which are necessary to conduct its business (whether now or in the future) and such breach is not cured with twenty (20) days after written notice to the Company from the Holder.

(xx) Trading Suspension. A Commission or judicial stop trade order or suspension from a Trading Market.

(xxi) Intentionally omitted.

(xxii) Failure to Provide Required Notification of a Material Event. A failure by Company to notify Holder of any material event of which Company is obligated to notify Holder pursuant to the terms of this Note or any other Transaction Document.

(xxiii) Invalidity or Unenforceability of Transaction Documents. Any material provision of any Transaction Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Company, or the validity or enforceability thereof shall be contested by Company, or a proceeding shall be commenced by Company or any governmental authority having jurisdiction over Company or Holder, seeking to establish the invalidity or unenforceability thereof, or Company shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document.

(xxiv) Intentionally omitted.

(b) Redemption Right. At any time after the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem (an “Event of Default Redemption”) all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to require the Company to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 5(b) shall be redeemed by the Company in cash by wire transfer of immediately available funds at a price equal to principal amount plus interest calculated from the Event of Default at the greater of the Default Interest Rate or the maximum rate permitted under applicable law (the “Event of Default Redemption Price”) together with liquidated damages of $250,000 plus an amount in cash equal to 1% of the Event of Default Redemption Price for each 30 day period during which redemptions fail to be made. Redemptions required by this Section 5(b) shall be made in accordance with the provisions of Section 10. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5, but subject to Section 3(b)(ii) and 3(d), until the Event of Default Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 5(b) (together with any interest thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. The parties hereto agree that in the event of the Company’s redemption of any portion of the Note under this Section 5(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Event of Default redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

(6) RIGHTS UPON FUNDAMENTAL TRANSACTION.

(a) If, at any time while this Note is outstanding, (i) the Company effects a Fundamental Transaction, then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one (1) share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new debenture consistent with the foregoing provisions and evidencing the Holder’s right to convert such debenture into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 6(a) and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(7) DISTRIBUTION OF ASSETS; RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

(a) Distribution of Assets. If the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property, options, evidence of Indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then the Holder will be entitled to such Distributions as if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions and the portion of such Distribution shall be held in abeyance for the Holder.

(b) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire or receive, as applicable, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(c) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the occurrence or consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities, cash, assets or other property with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that, and any applicable Successor Entity or Successor Entities shall ensure that, and it shall be a required condition to the occurrence or consummation of such Corporate Event that, the Holder will thereafter have the right to receive upon conversion of this Note at any time after the occurrence or consummation of the Corporate Event, shares of Common Stock or Successor Capital Stock or, if so elected by the Holder, cash in lieu of the shares of Common Stock (or other securities, cash, assets or other property) purchasable upon the conversion of this Note prior to such Corporate Event, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights and any shares of Common Stock) which the Holder would have been entitled to receive upon the occurrence or consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had this Note been converted immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to any limitations on conversion of this Note). Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder. The provisions of this Section 7 shall apply similarly and equally to successive Corporate Events.

(8) RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(A) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) other than for a reverse split effectuated to comply with Nasdaq listing standards, one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(B) Voluntary Adjustment by Company. The Company may at any time during the term of this Note, with the prior written consent of the Holder, reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(9) NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

(10) Intentionally omitted.

(11) VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law and as expressly provided in this Note.

(12) COVENANTS.

(a) Incurrence of Indebtedness. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness.

(b) Existence of Liens. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any Liens other than Permitted Liens.

(c) Change in Nature of Business. The Company shall not make, or permit any of its Subsidiaries to make, any change in the nature of its business as described in the Company’s most recent Annual Report filed on Form 20-F with the SEC. The Company shall not modify its corporate structure or purpose.

(d) Intellectual Property. The Company shall not, and the Company shall not permit any of its Subsidiaries, directly or indirectly, to encumber or allow any Liens on, any of its own or its licensed copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of the Company and its Subsidiaries connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, other than Permitted Liens.

(e) Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(f) Maintenance of Properties, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(g) Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(h) Transactions with Affiliates. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof.

(i) Corporate Changes. The Company shall not change its corporate name, legal form or jurisdiction of formation without twenty (20) days’ prior written notice to Holder. Company shall not enter into or be party to a Fundamental Transaction unless in violation of Section 6 hereof. Company shall not relocate its chief executive office or its principal place of business unless it has provided prior written notice to Holder.

(j) Reserved.

(k) Charter Amendments. The Company shall not amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder.

(l) Repurchase. The Company shall not repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or common stock equivalents other than as to the Conversion Shares as permitted or required under the Transaction Documents.

(m) Redemption. The Company shall not redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than the Note if on a pro-rata basis), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness, the foregoing restriction shall also apply to Permitted Indebtedness from and after the occurrence of an Event of Default.

(n) Declaration. The Company shall not declare or make any dividend or other distribution of its assets or rights to acquire its assets to holders of shares of Common Stock, by way of return of capital or otherwise including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction.

(o) The Company shall not enter into any agreement with respect to any of the foregoing.

(13) TRANSFER. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred according to the Purchase Agreement.

(14) REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall instruct the Company who the new Holder will be and this Note will be automatically cancelled. The Company will issue and deliver the new Note within two (2) days of such notice.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 14(d)) representing the then outstanding Principal amount of the Note.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 14(d) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 14(a) or Section 14(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest. on the Principal and Interest of this Note, from the Issuance Date.

(15) REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion, redemption and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(16) PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs and expenses incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

(17) CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

(18) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(19) DISPUTE RESOLUTION. In the case of a dispute as to the determination of the arithmetic calculation of the Conversion Rate, the Conversion Price or any Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within one (1) Business Days of receipt, or deemed receipt, of the Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within two (2) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile or electronic mail the disputed arithmetic calculation of the Conversion Rate, Conversion Price or any Redemption Price to an independent, outside accountant, selected by the Holder and approved by the Company, such approval not to be unreasonably withheld, conditioned or delayed. The Company, at the Company’s expense, shall cause the accountant to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such accountant’s determination or calculation shall be binding upon all parties absent demonstrable error.

(20) NOTICES; PAYMENTS.

(a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, facsimile, or electronic mail, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), or (b) upon receipt, when sent by electronic mail (provided confirmation of transmission is electronically generated and keep on file by the sending party), or (c) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to Borrower, to: Todos Medical Ltd., 1 Hamada Street, Rehovot, Israel, Attn: Gerald Commissiong, fax: 917-983-4229, (ii) if to the Holder, to: the address and fax number indicated the Purchase Agreement, with an additional copy to (which shall not constitute notice): Nelson Mullins Riley & Scarborough, LLP, Attn: David Mannheim, Glenlake One, Second Floor, 4140 Parklake Avenue, Raleigh, NC 27612, Fax: (919) 329-3799. Without limiting the generality of the foregoing, the Company shall give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing; provided, that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day, which is not a Business Day, the same shall instead be due on the next succeeding day, which is a Business Day.

(21) CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(22) WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

(23) GOVERNING LAW; JURISDICTION; JURY TRIAL. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. The Company agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note (whether brought against the Company, the Holder or their respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, County of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to it at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If the Company or a Holder shall commence an action or proceeding to enforce any provisions of the Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE COMPANY KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(24) Severability. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(25) DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 6-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

(26) CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(b) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Regulation 13D-G of the Exchange Act.

(c) “Bloomberg” means Bloomberg Financial Markets.

(d) “Closing Date” shall have the meaning ascribed to such term in the Purchase Agreement.

(e) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or quoted for trading as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 19. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during the applicable calculation period.

(f) “Common Stock” the Ordinary Shares of the Company, par value NIS 0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

(g) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(h) “Default Interest Rate” means 18% per annum.

(i) “Equity Interests” means (a) all shares of capital stock (whether denominated as common capital stock or preferred capital stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (b) all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(k) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Note calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(l) “GAAP” means United States generally accepted accounting principles, consistently applied.

(m) “Group” means a “group” as that term is used in Regulation 13D-Gof the Exchange Act and as defined in Rule 13d-5 thereunder.

(n) “Holiday” means a day other than a Business Day or on which trading does not take place on the Principal Market.

(o) “Interest Rate” means 4.0% per annum.

(p) “Market Price” shall mean the lowest Closing Bid Price on the Closing Date.

(q) “OID” shall mean the Original Issue Discount which is One Million Two Hundred Eighty-Five Thousand Seven Hundred Fourteen Dollars and Twenty-Nine Cents ($1,285,714.29) for this Note.

(r) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(s) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common capital stock or equivalent equity security is quoted or listed on a Trading Market (or, if so elected by the Holder, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or entity designated by the Holder or in the absence of such designation, such Person or such entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(t) “Permitted Indebtedness” means (i) Indebtedness evidenced by this Note; (ii) debt incurred to make acquisitions; (iii) trade payables incurred in the ordinary course of business consistent with past practice, (iv) unsecured indebtedness not in excess of $1,000,000 in the aggregate, (v) the Indebtedness set forth on Schedule 27(v) hereto; and (vi) Indebtedness secured by Permitted Liens.

(u) “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (v) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company’s business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (viii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 4(a)(viii) and (ix) liens listed on Schedule 27(v) hereto.

(v) “Principal Market” means the OTCQB tier of the OTC Markets.

(w) “Redemption Dates” means, collectively, the Event of Default Redemption Dates, and the Optional Redemption Dates, each of the foregoing, individually, a Redemption Date.

(x) “Redemption Notices” means, collectively, the Event of Default Redemption Notices, and the Optional Redemption Notices, each of the foregoing, individually, a Redemption Notice.

(y) “Redemption Price” means, 125% of the outstanding principal amount of the Note together with accrued interest thereon, which after an Event of Default shall be calculated at the Default Rate.

(z) “Related Fund” means, with respect to any Person, a fund or account managed by such Person or an Affiliate of such Person.

(aa) “Rule 144” shall have the meaning ascribed to such term in the Purchase Agreement.

(bb) “SEC” means the United States Securities and Exchange Commission.

(cc) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(dd) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(ee) “Successor Entity” means one or more Person or Persons (or, if so elected by the Holder, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Holder, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(ff) “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

(gg) “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. New York City time to 4:02 p.m. New York City time); (b) if the Common Stock is not then listed or quoted for trading on a Trading Market and if prices for the Common Stock are then reported on the OTC Pink (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Note then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

TODOS MEDICAL LTD.

By:
Name:	Gerald Commissiong
Title:	President & CEO

EXHIBIT I

TODOS MEDICAL LTD.

CONVERSION NOTICE

Reference is made to the Promissory Convertible Note (the “Note”) issued to ______ by Todos Medical Ltd., a corporation organized under the laws of Israel (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into Ordinary Shares of the Company, par value NIS 0.01 per share (the “Common Stock”) of the Company, as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number and Electronic Mail:

Authorization:

By:

Title:

Dated:

Account Number:
(if electronic book entry transfer)

Transaction Code Number:
(if electronic book entry transfer)

SCHEDULE 27(V)

PERMITTED INDEBTEDNESS AND LIENS

1. “Permitted Liens” means any and all of the following: (i) Liens in favor of Lender; (ii) reserved, (iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided, that the Loan Party maintains adequate reserves therefor in accordance with GAAP; (iv) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of the Loan Party’s business or are being contested in good faith and by appropriate proceedings; provided, that the payment thereof is not yet more than thirty (30) days overdue; (v) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (vi) the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (vii) Liens on Equipment (financed or leased) or software or other intellectual property constituting purchase money Liens and Liens in connection with capital leases securing Indebtedness permitted in clause (iii) of “Permitted Indebtedness”; (viii) reserved; (ix) leasehold interests in leases or subleases and licenses granted in the ordinary course of business; (x) Liens arising out of consignment or similar arrangements for the sale of goods or bills of lading, in each case of the foregoing, entered into by a Borrower or any Subsidiary in the ordinary course of business; (xi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before thirty (30) days past the date they become due; (xii) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before thirty (30) days past the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (xiii) Liens and statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms; (xiv) easements, zoning restrictions, rights-of-way and similar encumbrances on real property (and minor irregularities in the title thereto) imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property;) Liens on cash or cash equivalents securing obligations permitted under clause (vii) of the definition of Permitted Indebtedness; and (xv) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (i) through (xi) above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

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